Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 27, 2021, with respect to the financial statements of Gores Holdings VIII, Inc., included herein and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus.

/s/ KPMG LLP

Denver, Colorado

February 11, 2022